Exhibit 10.8.1

SUPPLEMENT TO AGREEMENT BY III:I FINANCIAL MANAGEMENT
RESEARCH, L.P., TO PROVIDE FINANCIAL MANAGEMENT RESEARCH
 SERVICES TO CAIN, WATTERS & ASSOCIATES, P.C.

This is a Supplement to Agreement by III:I Financial Management Research, L.P., to Provide Financial Management Research Services to Cain, Watters & Associates, P.C., hereinafter called “Supplement”, by and between III:I Financial Management Research, L.P., a Texas limited partnership, hereinafter called “FMR”, and Cain, Watters & Associates, P.C., a Texas professional corporation, hereinafter called “CWA”, supplementing, in certain respects, that one certain Agreement by III:I Financial Management Research, L.P., to Provide Financial Management Research Services to Cain, Watters& Associates, P.C., hereinafter called “Agreement”, executed by and between FMR and CWA, effective January 15, 2006, reference to which is hereby made for all purposes.

WHEREAS, FMR and CWA entered into the Agreement, effective such date;

WHEREAS, under the terms of the Agreement, FMR is to perform certain services for CWA, as provided in Article III of the Agreement;

WHEREAS, CWA is to compensate FMR for so providing such services, as provided in Article IV of the Agreement;

WHEREAS, CWA and FMR have agreed that FMR will specifically perform certain additional services, for and on behalf of CWA, and for the benefit of CWA’s clients, which clients are trustees and sponsors of pension and retirement plans, and which pension and retirement plans have all or a portion of their investments and assets invested in CWA’s recommended investment “program”;

NOW, WITNESSETH:

For and in consideration of the execution and delivery of the Agreement, and the execution, delivery, and the performance hereof, by FMR and CWA, FMR and CWA hereby agree so to supplement the Agreement, as follows:

1.          The recitals, set forth hereinabove, are hereby incorporated, for all purposes, into this Supplement.

 Supplement To Agreement To Provide Research Services–Page 1

2.          In addition to the financial management research services, to be performed for CWA, as provided in A of Article III of the Agreement, and related services, as provided in B and D of Article III of the Agreement, FMR shall undertake, as agent of CWA, to perform the “Global Services”, which CWA, under the terms of its engagement letters and advisory contracts, with trustees and sponsors of pension and retirement plans, therein, and herein, called “Pension Clients”, has agreed to perform for the benefit of, on a global basis, all of the trustees and sponsors of pension and retirement plans, with investments and assets in CWA’s recommended investment “program”. Those services, to be performed, as agent of CWA, for the benefit of all of the Pension Clients are (i) perform investment and asset manager review (quarterly and intra-quarterly); (ii) periodically, perform “holdings analysis”; (iii) build relationships with investment and asset managers; (iv) perform new investment and asset manager searches; (v) review quarterly performance reports from custodians and Envestnet Asset Management, Inc.; (vi) provide asset selection analysis (that is, analysis, generally, of the “pooled” funds, and assets held thereby) and allocations, among investments, generally; (vii) perform research on markets, trends, investments, and alternative investment asset classes; (viii) analyze performances of investments; and (ix) address operational issues, with regard to Envestnet Asset Management, Inc., investment and asset managers, and custodians.

3.          In addition, periodically, FMR shall prepare, and provide to CWA, for provision to CWA’s Pension Clients, reports stating and describing, the outcome of the performance of these services, in a format, which CWA may then use, to provide to Pension Clients, as evidence of the performance of these services, and so that the Pension Clients will be able to use such reports, in the furtherance and fulfillment of their fiduciary duties.

4.          It is acknowledged that there may be, and assuredly, will be, some duplication in the performance of the “Global Services”, as provided for FMR to perform hereinabove, and the services FMR is to perform, as provided in A, B, and D of Article III, of the Agreement.

5.          CWA will be paid by the Pension Clients, in the form of a fee, an “AUM Fee”, described in each engagement letter and advisory contract with a Pension Client. FMR is retained by CWA, for and on behalf of, CWA, and as CWA’s agent, to collect CWA’s AUM Fee, from T Bank, N.A., for and on behalf of any of the Pension Clients, and then to remit the AUM Fees, so collected from T Bank, N.A., as and when so collected, to CWA. CWA will continue to pay FMR, its compensation, under the terms of B and C of Article IV, of the Agreement.

6.          In addition to the foregoing supplementary provisions to the Agreement, the Agreement is further supplemented to provide that wherever therein T Bank, N.A., and Fidelity Investments, L.L.C., are mentioned, Family Legacy Trust Company shall also be included, in such provision. In this regard, a portion of the investments and assets of the Pension Clients’ pension and retirement plans, it is anticipated, will soon be invested through, and in, an investment fund, or funds, to be sponsored and offered by Family Legacy Trust Company.

Supplement To Agreement To Provide Research Services–Page 2

No other provisions of the Agreement shall be amended or supplemented, except as set forth herein, and the execution hereof shall further evidence the assent by the parties thereto, FMR and CWA, to the terms thereof, which are hereby ratified and confirmed in all respects.

Dated November 5, 2007, effective January 15, 2006.

“FMR”

III:I Financial Management Research, L.P., a Texas limited partnership

by:	III:I F.M.R., Inc., a Texas corporation, general partner
	by:	/s/ Darrell W. Cain
Darrell W. Cain, President

ATTEST:

/s/ Michael T. Watters
Michael T. Watters, Vice President and Secretary

“CWA”

Cain, Watters & Associates, P.C., a Texas professional corporation

by:	/s/ Darrell W. Cain
Darrell W. Cain, President

ATTEST:

/s/ Michael T. Watters
Michael T. Watters, Vice President and Secretary

Supplement To Agreement To Provide Research Services–Page 3